N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                                 CODE OF CONDUCT

                             THE VANTAGEPOINT FUNDS
                      VANTAGEPOINT INVESTMENT ADVISERS, LLC
                              ICMA-RC SERVICES, LLC

                                  December 2002

                       [ICMA RETIREMENT CORPORATION LOGO]

1961110

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N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                                                                Updated: 12/2002

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                                      INDEX

Acknowledgment of Receipt and Understanding Form.......................................................       4
How to Comply with the Code of Conduct ................................................................       5

I.       Code of Ethics................................................................................       7

II.      Standards of Professional Conduct.............................................................       8

A.       Confidentiality...............................................................................       9

B.       Compliance with Laws and Regulations..........................................................      11
                  Insider Trading
                  Dishonest Acts
                  Giving Advice to Clients
                  Review of Communications with the Public

C.       Conflicts of Interest.........................................................................      13
                  General Outside Interests or Activities
                  Using Your Relationship with RC for Personal Gain
                  Political Activities

D.       Relationships with Others Outside of RC.......................................................      16
                  Personal Business Activities
                  Gifts, Honorariums, and Fees
                  Employing or Contracting With Friends or Relatives
                  Obligations to Others at Time of Hire
                  Relationships with Others Outside of RC After Employment

E.       Relationships with Others Inside RC...........................................................      19

F.       Honesty.......................................................................................      20

G.       Use of RC Property and Funds..................................................................      21
                  Corporate Credit Cards
                  Expense Reimbursement Payments Made by RC
                  Associate Employment and Compensation
                  Use of the Internet at Work
                  Off-Site Use of RC Equipment/Computers
                  RC Property and Separation of Employment

H.       Reporting Possible Violations and Disciplinary Actions........................................      23

III.     Common Questions and Answers .................................................................      24

         Financial Disclosure Form.....................................................................      28
         Request for Approval of Outside Business Activity ............................................      30

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N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                                   PLEASE NOTE

The purpose of this Code of Conduct ("Code") is to communicate ICMA Retirement Corporation's ("RC") expectations of ethics and standards of professional conduct to all Associates of Vantagepoint Investment Advisers, LLC ("VIA"), ICMA-RC Services, LLC ("RC Services") and The Vantagepoint Funds (the "Fund"). This Code has been divided into two sections - the "Code of Ethics" and "Standards of Professional Conduct." The Code of Ethics provides an ethics "mission statement," while the Standards of Professional Conduct are specific policies and procedures used to ensure compliance with the Code. This two-part approach should more clearly emphasize and apply RC's guiding principles to the specific and increasingly complex policies required by applicable regulations and laws that apply to the financial services industry, generally, and VIA, RC Services and the Fund, specifically, as regulated entities.

RC takes seriously its responsibility to its clients, Associates and the special privileges granted to it by virtue of its public sector mission. RC believes that compliance with this Code is an integral component to meet that responsibility. Accordingly, RC reserves the right to pursue all remedies, legal and otherwise, in the event this Code is breached.

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N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                              2002 Code of Conduct
                   ACKNOWLEDGMENT OF RECEIPT AND UNDERSTANDING
        Please Read Carefully and Return Signed Form to Human Resources.

I acknowledge I have received, read and understood this Code. I agree to adhere to the Code, its policies, procedures, operating guidelines and all other provisions contained in this document.

I ALSO UNDERSTAND THAT THE VANTAGEPOINT FUNDS IS AN INVESTMENT COMPANY THAT IS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AND THEREFORE, I MAY BE SUBJECT TO THE INSIDER TRADING POLICY ADOPTED BY RC. THIS INSIDER TRADING POLICY IS PROVIDED TO CERTAIN ASSOCIATES UNDER SEPARATE COVER.

I also acknowledge I have no financial or business interests, nor am I engaged in any activities, that could result in noncompliance with this document. I do not have any financial interests nor have I participated in any such activities during the past year; to my best knowledge, the same is true for all members of my immediate family.

If there is any situation in which I am currently involved that may cause a conflict with any provision of this document, I have described the situation in full detail on the reverse side of this acknowledgment form.

I will also report in writing to Human Resources any situations, which hereafter arise where there could be reasonable doubt as to whether I will remain in compliance with the provisions of this document. Moreover, I understand that if anytime hereafter there is a change in circumstances that may result in noncompliance with any provision of this document, a full disclosure will be made in writing by me immediately upon discovery of such change.

I understand that this document does not attempt to address all areas of potential liability under applicable policies or law. As an Associate, I have a duty to diligently comply with this Code and use common sense in all activities relating to RC's business. In addition, I understand that if I am unsure of a particular situation that could affect or compromise the integrity of RC, I must seek advice from RC's Human Resources and/or Legal Departments.

I understand that failure to comply with this Code could result in disciplinary action by RC, including but not limited to, termination of employment and legal actions against me and/or other involved parties.

______________________________                  ________________________________
Signature                                       Date

______________________________                  ________________________________
Print Name                                      Title and/or Department

                  PLEASE RETURN TO HUMAN RESOURCES IMMEDIATELY.

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N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                               HOW TO COMPLY WITH
                               THE CODE OF CONDUCT

To be in compliance, Associates must complete the following steps:

Step 1: Read the Code of Conduct. It is very important that you read and understand the policies that apply to your specific responsibilities at RC.

Step 2: Sign and date the Acknowledgment Form on page 4 (which is required from both new Associates before beginning employment and all current Associates on an annual basis).

Step 3: Report all required insider trading information, using this document and the more detailed Insider Trading Policy under a separate cover as a reference. (Only Associates performing certain responsibilities are required to report. See page 11 for more information regarding Insider Trading.) Please use the Financial Disclosure Form on pages 28 and 29 to describe all relevant information. If necessary, you may also use separate sheets and attach them to the Financial Disclosure Form.

Step 4: Attend a special training program on the Insider Trading Policy as announced and scheduled by RC periodically throughout the year.

Step 5: If engaged in qualifying outside business activities, as described in Section D, please submit a Request for Approval of Outside Business Activity (pages 30 and 31) with your Acknowledgment Form or when a change in your business activity situation occurs.

Step 6: Return the Financial Disclosure Form and financial information to RC's General Counsel in the Legal Department and all other completed forms and reports (e.g., Acknowledgment Form and Outside Business Activities Form) to the Human Resources Department.

Additional written disclosures of all relevant information requested in Sections A through H of the Standards of Professional Conduct may be stapled to and submitted with the Acknowledgment Form. Please be sure to include the following, as your situation requires:

-     Conflicts or potential conflicts of interests;

-     Difficulty or inability to comply with certain laws or regulations;

- Circumstances making it difficult to comply with any aspect of this document.

Please also remember that this Code does not replace documentation required by the NASD or any other outside compliance regulations. If you have any questions about this document, please contact Martha Shulman, Vice President of Human Resources at (202) 962-4651 or Paul Gallagher, General Counsel at (202) 962-4621.

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N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                                 Code of Conduct

INTRODUCTION

Ethics and professional conduct are the highest priorities at RC. Not only do they mandate behavior for internal day-to-day operations but they also reflect a commitment to excellence for our employers and participants. RC is distinctive in the financial services industry. As a not-for-profit corporation, we have a special responsibility to our participants and a special bond of trust with them. The "Code" and the "Standards" are the key tools RC uses to protect this relationship.

This Code embodies more than a statement requiring adherence to a set of rules or regulations; it maintains an allegiance to a set of principles, such as honesty, integrity and fiduciary responsibility. These principles are the foundation upon which RC is built. Based on the Code of Ethics, the RC Standards of Professional Conduct outline the specific policies affecting the day-to-day activities of Associates.

This document does not attempt to address all areas of potential liability under applicable policies or laws. Obviously, Associates have a duty to comply diligently with this Code but Associates must also use common sense in all activities relating to RC business. In addition, if an Associate is unsure of a particular responsibility that may affect or compromise the integrity of RC, he/she must seek advice from the Human Resources and/or Legal Departments.

This Code applies to all Associates, regardless of position, responsibility or location. For purposes of this Code, "Associates" includes all full-time and part-time, management and non-management individuals (which includes all executive officers), all contract employees, all temporary employees, as well as all officers of Vantagepoint Investment Advisers, LLC, ICMA-RC Services, LLC and The Vantagepoint Funds. Special policies may also apply to Associates in Investments, Finance, Marketing or those in a position of particular authority. Please read this document carefully and keep in mind that you are making an important pledge to RC. Many of your obligations under these standards are statutorily required. The remainder are required by RC. If you have any questions or concerns, please contact the Human Resources Department before signing the enclosed Acknowledgment Form.

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N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                                       I.
                                 CODE OF ETHICS

RC has accepted a significant and distinct mission - to become the most trusted provider of financial services to state and local governments. The acceptance of this mission creates a fiduciary responsibility that is unlike many organizations in the financial services industry. To earn the trust of public officials and public employees, Associates must set an ethical standard above those of our competitors. For this reason, RC requires Associates to take a proactive approach to ensuring not only a high quality of service but also a high degree of confidentiality and professionalism in dealing with our clients and their interests.

Associates shall promote the corporate mission while fostering an environment of professional courtesy and growth. This obviously means diligently complying with the rules and regulations governing a financial service corporation. It also means more than simply being technically in compliance. It means being careful, conscientious and clearly focused on the long-term interests of our clients.

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N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                                       II.
                        STANDARDS OF PROFESSIONAL CONDUCT

RC's Standards of Professional Conduct (detailed in Section A - H) are the policies that establish the minimum standards of acceptable conduct for Associates who are expected to strive to exceed these standards at all times. Any individual violating these policies is subject to appropriate action, including dismissal from employment. In some circumstances, failure to report an illegal act may also constitute a criminal act subject to prosecution by the appropriate authorities (E.G., INSIDER TRADING).

Additionally, in the case of Associates who are registered with the National Association of Securities Dealers (NASD), other restrictions and/or regulations may apply. Such Associates should check with their supervisor or the Legal Department to obtain more information about these requirements.

The following sections are not intended to incorporate all RC policies. Please consult the Associate Handbook for additional information.

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                                    SECTION A
                                 CONFIDENTIALITY

Confidentiality is essential in the financial services industry. Handling the finances of others involves a special kind of trust. Accordingly, Associates must use the utmost discretion in dealing with personal information of clients and Associates of VIA and RC Services, not only during the workday but outside the office as well. It is unethical to discuss the personal business of clients or Associates for any reason except in the context of professional RC business and within the scope of the Associate's job responsibility. Furthermore, Associates have an affirmative duty to safeguard such information from any inadvertent disclosure or use.

Associates shall use confidential information properly at all times. Client information should only be disclosed within RC to those who need the information to perform their duties, and shall never be disclosed outside the organization other than to RC's public accountants or legal counsel, unless authorized by the client or required by proper legal process. In no case may an Associate or former Associate, share client (prospective, past or current) information or business information of a proprietary and/or confidential nature to RC, with another client, firm, party, or a competitor of RC.

Inter-department confidentiality must also be observed. All divisions within RC maintain files specific to their areas of responsibility that may be of a confidential nature. Associates should not, under any circumstance, access files outside of their area of responsibility or maintained by another department/division without seeking appropriate approval and permission from an authorized representative of that department/division.

All systems, system designs, programs, products, files (written, computerized and on diskette or tape) and business/marketing strategies, internet development strategies, client information and sales prospecting data of RC developed in the course of RC business or as the result of knowledge obtained during RC employment by an Associate (or a team of Associates) are solely the property of RC and should be treated accordingly. Associates who plan on leaving or are leaving RC employment must not remove such property (physical or intellectual) or copies thereof from RC premises upon separation of employment, or transfer such information to any other party unless authorized.

Computer resources and corporate data are vital assets to RC. Accordingly, Associates are required to take measures to protect these assets from accidental or unauthorized modification, disclosure or destruction. In other words, Associates are expected to personally take proactive measures to ensure the safety of equipment and data entrusted to them for business use, and not to rely on another person or department for the security of such resources or data. Examples of proactive measures include, but are not limited to, locking equipment in a safe place when not in use, changing passwords on a regular basis, formulating passwords that are not readily obvious or available to unauthorized users, and not keeping sensitive data on the hard drive unnecessarily. Please see the Computer Network and Internet Access Security Policy, which must be acknowledged by all users of the network, for more information.

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Further, any systems, system designs, programs or information used by or that are proprietary to RC, shall not be used for personal gain nor revealed to persons, organizations or competitors outside RC, either during or after employment with RC. Associates (either during employment or after) must not disclose, or cause to be disclosed in any way, any information or documents relating to their employment with RC or the operations of RC (except the fact of their employment, position, duties and compensation), including but not limited to trade secrets, patents, copyrighted materials, proprietary computer software and programs, systems analyses, lists of actual or prospective customers and customer contacts, marketing strategies, internet strategies, nonpublic pricing analyses and strategies, financial transactions, financial data, or any other information that could be construed as proprietary in the normal course of business.

RC CONFIDENTIALITY AND THE PRESS

Unless expressly authorized by the CEO, EVP/COO and/or the Vice President of Communications, at no time may an Associate relate any information regarding RC, any of its subsidiaries or affiliates, or the Fund to any member of the press. This includes confirming or denying any statement made to you by another party. There are no exceptions to this policy.

To the extent that an Associate is permitted to relate information to the press regarding RC, any of its subsidiaries or affiliates, or the Fund, any such information shall be complete, fairly presented, accurate, timely and understandable to the best abilities of the Associate. All such information shall be consistent with relevant public filings.

Because of the seriousness of potential damage that may result from unauthorized press statements, a breach of this policy will result in disciplinary action, up to and including termination.

MAINTAINING THE CONFIDENCES OF OTHER PARTIES

Finally, Associates must not divulge to RC or an RC associate any information from a confidential source that may expose RC to potential liability.

IMPLICATIONS FOR BREACH OF CONFIDENTIALITY DUTIES

Given the nature of RC's business, RC places special significance on breaches of confidentiality. Hence, RC reserves the right to pursue all available remedies, legal and otherwise, in the event any provision of this Code is breached.

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                                    SECTION B
                      COMPLIANCE WITH LAWS AND REGULATIONS

Associates may not knowingly participate or assist in any acts violating any applicable law, rule or regulation of any government, government agency, or regulatory agency governing professional, financial or business activities, nor any act violating any provision of this Code.

INSIDER TRADING

FEDERAL LAW PROHIBITS KNOWINGLY OR RECKLESSLY PURCHASING OR SELLING DIRECTLY OR INDIRECTLY A SECURITY ON THE BASIS OF MATERIAL, NON-PUBLIC INFORMATION OR COMMUNICATING SUCH INFORMATION TO ANYONE IN CONNECTION WITH A PURCHASE OR SALE. ASSOCIATES MUST COMPLY WITH ALL LAWS AND REGULATIONS RELATING TO THE USE OF MATERIAL NON-PUBLIC INFORMATION. IN SHORT, IF AN ASSOCIATE ACQUIRES INFORMATION AS A RESULT OF A SPECIAL OR CONFIDENTIAL RELATIONSHIP WITH AN ISSUER, THE ASSOCIATE MAY NOT COMMUNICATE THE INFORMATION OR TAKE INVESTMENT ACTION BASED ON SUCH INFORMATION. EVEN IF THE ASSOCIATE IS NOT IN A SPECIAL OR CONFIDENTIAL RELATIONSHIP WITH THE ISSUER, HE/SHE SHALL NOT COMMUNICATE OR ACT ON MATERIAL, NON-PUBLIC INFORMATION IF HE/SHE KNOWS OR SHOULD HAVE KNOWN THAT SUCH INFORMATION WAS DISCLOSED IN BREACH OF A DUTY.

RC IS AFFILIATED WITH THE FUND, AN INVESTMENT COMPANY THAT IS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940. ADDITIONALLY, RC IS THE OWNER OF SEVERAL ENTITIES THAT PROVIDE SERVICES TO THE FUND, INCLUDING RC SERVICES, A REGISTERED BROKER-DEALER AND VIA, A REGISTERED INVESTMENT ADVISER. AS SUCH, AN INSIDER TRADING POLICY HAS BEEN ADOPTED BY EACH OF RC SERVICES, VIA AND THE FUND UNDER RULE 17J-1 OF THE INVESTMENT COMPANY ACT OF 1940. CERTAIN ASSOCIATES WILL RECEIVE A COPY OF THE INSIDER TRADING POLICY, AND ANY ASSOCIATES WHO, BY VIRTUE OF THEIR POSITION, ARE LIKELY TO QUALIFY AS "INVESTMENT PERSONNEL" UNDER THE INSIDER TRADING POLICY WILL RECEIVE TRAINING ON THE DETAILS OF THE POLICY. PLEASE CONTACT THE LEGAL DEPARTMENT IF YOU HAVE QUESTIONS CONCERNING THIS POLICY.

ALSO SEE MORE DETAILED INSIDER TRADING POLICY (UNDER SEPARATE COVER) DISTRIBUTED BY THE LEGAL DEPARTMENT.

All "Registered Representatives" are required to comply with NASD reporting rules, besides insider trading requirements. Please contact Corporate Compliance in the Legal Department for more information.

PREPARATION OF PUBLIC FILINGS

Each Associate shall fully comply with the disclosure controls and procedures adopted by RC and the Fund to ensure that all documents filed with the SEC are complete, fairly presented, accurate, timely and understandable to the best abilities of the Associate, and that they otherwise comply with all applicable laws, rules and regulations.

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DISHONEST ACTS

RC has an established reputation for honest and irreproachable business practices. If an individual employed by RC is found (or is reasonably believed) to have committed an alleged dishonest or fraudulent act within the scope of his/her duties or an act within the scope of his/her duties that violates local, state or federal law, RC is obligated to report such alleged act in a timely manner to all appropriate law enforcement and regulatory authorities.

Action taken as a result of dishonest conduct will be directed by the President, CEO or the Board of Directors following a review of facts surrounding the situation.

Associates who become aware of dishonest, illegal, or improper acts by other Associates, directors or officers, must immediately call such matters to the attention of senior management. Failure to disclose known dishonest acts may classify a person as an accessory to such offenses.

DESTRUCTION OF DOCUMENTS

The Sarbanes-Oxley Act of 2002 made it a criminal offense (with possible fines or imprisonment of up to 20 years, or both) to destroy, alter, or falsify records in federal investigations and bankruptcy. In accordance with such Act, no Associate shall knowingly alter, destroy, mutilate, conceal, cover up, falsify, or make a false entry in any record, document, or tangible object with the intent to impede, obstruct, or influence the investigation or proper administration of any matter within the jurisdiction of any department or agency of the United States or in relation to or contemplation of any such matter.

PARTICIPATION IN AUDITS

Associates shall cooperate fully and truthfully with any audit of RC, any of its subsidiaries or affiliates or the Fund that is conducted by a public accounting firm. Any Associate that takes any action with respect to any such audit that is intended to fraudulently influence, coerce, manipulate or mislead any person participating in such audit will be subject to disciplinary action, which may include termination.

GIVING ADVICE TO CLIENTS

Associates shall provide a client advice on investment matters only if qualified (and properly licensed, if necessary), and only to the extent such advice is publicly available to all clients of RC, unless otherwise authorized. Advice provided must also be in compliance with all federal, state, and regulatory agency requirements and regulations. No Associates may give tax or legal advice.

REVIEW OF COMMUNICATIONS AND EMAIL CORRESPONDENCE WITH THE PUBLIC

NASD rules require that all communications between Associates, clients and the public be reviewed and approved by a Supervisory Principal prior to use.

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All NASD Registered Series 6 and 7 Associates may be subject to RC's email review policy, which covers all incoming and outgoing correspondence from or to a non-RC email address. Email sent to or from an internal RC email address is not subject to the policy. The purpose of reviewing all incoming email from a non-RC email address is to ensure that communications are consistent with both RC and NASD stated policies and standards. Reviewing outgoing email to a non-RC email address confirms that communications with the public do not contain misleading, incomplete or exaggerated material. The use of email communications is also addressed in the RC Associate Handbook.

Any communications with the public shall be complete, fairly presented, accurate, timely and understandable to the best abilities of the Associate. All such information shall be consistent with relevant public filings.

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                                    SECTION C
                              CONFLICTS OF INTEREST

Although RC respects the right to privacy, Associates must avoid situations in their personal activities and financial affairs that are or may appear to be in conflict with their professional responsibilities. Associates, regardless of their position within RC, have a duty to be free from the influence of conflicting interests when representing RC in any business dealings or making any recommendations that may influence an action taken by RC or a client.

Associates are required to disclose all matters to the Human Resources Department that could reasonably be expected to interfere with their duty to RC or any client thereof. Associates are also required to disclose any material conflict of interest that could impair their ability to render unbiased and objective advice or service to RC or clients thereof.

For purposes of clarification and emphasis, the conflict of interest issues are divided into two sections. This section - Section C, is a general discussion of an Associate's use of internal information, equipment or position for personal gain. The second section, Section D, pertains to conflict of interest issues relating to an Associate's use of his or her relationships with others outside RC for personal gain. Both sections are equally important and closely correspond with each other.

Compliance with all conflict of interest disclosure requirements imposed by RC or by the laws, rules and regulations applicable to RC activities is required by Associates if related to their professional activities.

                   EXAMPLES OF CONFLICT OF INTEREST ACTIVITIES

GENERAL OUTSIDE INTERESTS OR ACTIVITIES

Associates shall refrain from outside interests and activities that affect an Associate's quality of work; compete with RC's activities or business interests; involve use of RC's equipment, supplies or facilities; infer sponsorship or support by RC; or adversely affect RC's reputation.

USING YOUR RELATIONSHIP WITH RC FOR PERSONAL GAIN WHILE STILL EMPLOYED AT RC

Associates shall not use their position with RC to receive favorable treatment such as price breaks, discounts, free services or merchandise that could be used for the individual's personal gain. (See "Gifts, Honorariums, and Fees" in Section D.)

RC also prohibits the use of confidential or restricted information for personal gain when such information is not readily available to the public. Furthermore, Associates have the affirmative responsibility to safeguard the confidentiality of all information connected with RC from even inadvertent disclosure or use. Examples of confidential or restricted information include investment information, vendor or client lists, etc. (See "Insider Trading" in Section B.)

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Associates shall also not use RC equipment or resources in any way for non-RC related projects without authorization from senior management. See Part III, Common Questions and Answers, for examples of inappropriate use of RC equipment or resources.

USING YOUR RELATIONSHIP WITH RC FOR PERSONAL GAIN AFTER EMPLOYMENT AT RC

During employment with RC, Associates obtain knowledge and access to information regarding RC's management, operations, strategies, financial condition, participants, and/or potential business prospects. By signing this Code all individuals who have terminated their relationship with RC are required to maintain this information in confidence after the relationship with RC has ended. In other words, this information is not to be shared in any way with any person or entity, including other employers, vendors or financial service providers of any kind.

POLITICAL ACTIVITIES

Any Associate who is considering becoming a candidate for any elective office, or appointment to any paid government position or position involving retirement plan activities, shall provide written notification to the President and CEO. In all cases of participation in such activities, an Associate must act as an individual and not as a representative of RC. In addition, any effort to use RC funds or assets for such activities is forbidden.

As a not-for-profit corporation, RC is generally precluded from making campaign contributions or interfering in the political process. Because many Associates are directly responsible for the marketing of our products and services in the state and local political arena, it is therefore essential to address the issue of political contributions by Associates in an effort to avoid an appearance of impropriety. Adverse publicity about political activities and contributions could seriously impair RC's reputation and its business interests. Although RC respects an Associate's rights of free speech, RC has the obligation to monitor campaign activity that relates to its business.

Associates with marketing responsibilities or direct involvement in the process of securing or retaining business at the employer level are required to contact Paul Gallagher, General Counsel and Corporate Secretary to report any political contributions over $200 they intend to make and that are subject to this policy. Associates are required to file quarterly reports with the Legal Department. Instances where Associates wish to make political contributions over $200 in value will be evaluated by RC on a case-by-case basis to verify compliance with applicable state and federal laws and regulations, and to avoid the appearance of impropriety or a conflict of interest in locations where RC solicits or secures business.

"Political contributions" subject to this policy include financial or other contributions (including "in-kind") over $200 in value to the campaigns of state or local elected officials who could affect or influence RC's business, whether made to a political action committee or other campaign-related group, in connection with a fund raising event, or directly to the candidate or his/her representative. It also includes contributions in support of, or opposition to, any referendum ballot measure involving governmental clients, prospects or retirement plans. This policy is intended to

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be reasonably interpreted to include those contributions that could potentially create a conflict of interest (actual or apparent) in the course of RC's soliciting business from governmental agencies.

It is the obligation of each Associate who makes personal campaign contributions to ascertain that they comply with this policy and appropriate local, state and federal laws governing campaign financing. Failure to comply with this policy and relevant statutes is grounds for disciplinary action.

RC's intent is not to prohibit or inhibit constitutional participation in the political process (particularly in an Associate's home town), but RC must ensure that there is no appearance of impropriety in connection with RC's efforts to solicit, secure, or maintain business in the public sector.

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                                    SECTION D
                      RELATIONSHIPS WITH OTHERS OUTSIDE RC

This section directly corresponds to Conflicts of Interest - Section C, but is identified individually to emphasize and directly address common issues that arise within the context of an Associate's relationship with external individuals and entities.

PERSONAL BUSINESS ACTIVITIES

Associates must consider employment at RC as their primary employment responsibility. Therefore, Associates are required to obtain prior written approval before engaging in certain outside business ventures. A Request for Approval of Outside Business Activity Form (attached) must be completed by Associates and approved by RC prior to engaging in the following activities:

- Employment or affiliation in any RETIREMENT AND/OR FINANCIAL SERVICES, COMPUTER/INFORMATION TECHNOLOGY SERVICES, INSURANCE, INVESTMENT SERVICES/SECURITIES OR EMPLOYEE BENEFIT ACTIVITIES outside of RC;

- Receiving compensation, including commissions, riders, etc., from former employers or affiliations in the RETIREMENT AND/OR FINANCIAL SERVICES, COMPUTER/INFORMATION TECHNOLOGY SERVICES, INSURANCE, INVESTMENT SERVICES/SECURITIES OR EMPLOYEE BENEFIT BUSINESS;

- Participating directly or indirectly (or procuring a financial interest) in a BUSINESS VENTURE WITH A CLIENT OR VENDOR OF RC OR AFFILIATE AND/OR SUBSIDIARY OF RC;

- Becoming a DIRECTOR, OFFICER, ADVISER, PARTNER, CONSULTANT OR TRUSTEE OF ANY ORGANIZATION OR BUSINESS;

-     RAISING MONEY FOR ANY BUSINESS VENTURE;

- Engaging in an outside WRITING OR BROADCASTING ACTIVITY (ADVERTISING, ARTICLES, INTERVIEWS, SEMINARS, TEACHING, OR SPEAKING ENGAGEMENTS);

-     Testifying as an EXPERT WITNESS (ALSO REQUIRES LEGAL DEPARTMENT APPROVAL);

- Managing a PORTFOLIO OR ADVISING ON THE EFFECTS OF SECURITIES TRANSACTIONS FOR A NON-PROFIT ORGANIZATION (whether or not the Associate receives compensation) except for family trusts where the Associate is a family member;

- BORROWING FROM BROKERS, VENDORS OR CLIENTS OTHER THAN WITH A RECOGNIZED LENDING INSTITUTION or normal extension of credit through a bank, department store or margin account at an NASD/exchange member firm;

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-     Participating in INVESTMENT CLUBS, PRIVATELY TRADED/OPERATED HEDGE FUNDS
      AND INITIAL PUBLIC OFFERING ACTIVITIES must also receive prior written approval;

- Activity that COULD BE VIEWED AS A CONFLICT OF INTEREST BY RC -- whether or not it is related to financial services.

The only exceptions to this requirement are services as director or officer of:
1) an affiliate of RC; or 2) a social, educational, charitable, religious or philanthropic institution, except where otherwise noted. A response to requests for approval may be expected within 10 working days of their submission.

GIFTS, HONORARIUMS AND FEES

Associates may not receive or give gifts or honorariums OF VALUE IN EXCESS OF $100 FROM AN INDIVIDUAL SOURCE IN ANY CALENDAR YEAR, to or from any client, supplier and/or other party involved in daily business with RC. NASD Conduct Rule 2820(g)(4)(A) also prohibits registered persons from receiving gifts in excess of $100 per year. Gifts of cash, securities or real property, or legacies or devises under wills or trust instruments from clients to Associates or members of their immediate families shall not be accepted unless the client is also a relative of the Associate and the gift is not connected to the Associate's position with RC.

Non-business meals, tickets to theatrical productions, sporting events, or any other entertainment-type gift, when not used in the course of business, are included in the limit and may only be accepted if they are not so frequent or excessive as to raise any question of propriety. (The CEO will provide more guidance to the VP Council regarding additional limitations in accepting gifts.)

Under no circumstances shall Associates request or accept any gift, service or favor in return for procuring for an outside entity or individual, a service or beneficial business transaction offered by RC. This includes both direct and indirect benefits, such as commissions, special discounts, free services or other payments or concessions from attorneys, bankers, insurance agents, fund managers, salespersons, consultants, vendors or potential vendors, and the like, who may offer inducements for giving or referring business to them, when made for personal gain. These prohibitions also apply to members of an Associate's immediate family.

Where there is a strong business reason to deviate from acceptance of gifts, honorariums and fees, authorization must be expressly granted by the President and CEO.

These prohibitions do not apply to:

- Awards given by charitable, civic, religious, or similar organizations for meritorious contributions or service;

- Meals, refreshments or entertainment of reasonable value in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions;

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-     Acceptance of advertising and promotional material of nominal value, such as pens, pencils, note pads, key chains, calendars, and similar items;

- Acceptance of gifts of reasonable value that are related to commonly recognized events or occasions;

- Accommodations, meals, registration, etc. of reasonable value in the course of speaking, or making presentations to professional conferences or meetings;

- Educational scholarships awarded and/or distributed on a competitive merit basis.

EMPLOYING OR CONTRACTING WITH FRIENDS OR RELATIVES

All contracts, expenditures and hires must be made solely for the benefit of RC and its participants. Associates with contracting, expenditure or hiring authority are required to seek an independent review before committing RC to any kind of association with or expenditure to a person or organization with whom the Associate has a personal relationship to ensure such is the case. An independent review consists of consultation with the Associate's manager or senior management, with full disclosure as to the personal relationship and the obligation of the outside person or entity to be hired.

OBLIGATIONS TO OTHERS AT TIME OF HIRE

Prior to the official start date of employment at RC, Associates shall disclose to RC any obligations he/she may have to current or former employers, including confidentiality restrictions, non-compete agreements or any other factor or promise that may limit or inhibit his/her employment activities.

RELATIONSHIPS WITH OTHERS OUTSIDE RC AFTER EMPLOYMENT AT RC

Upon separating from employment with RC, Associates must not take any proprietary information (including any electronic files) or property with them, either to share with others outside RC or for personal use of any kind. MOREOVER, A FORMER ASSOCIATE MUST REFRAIN FROM DIRECTLY OR INDIRECTLY COMMUNICATING WITH AN RC EMPLOYEE FOR A PERIOD OF ONE YEAR FOLLOWING TERMINATION OF EMPLOYMENT FOR THE PURPOSE OF ENCOURAGING OR CAUSING AN EMPLOYEE TO LEAVE THE EMPLOY OF RC OR ANY AFFILIATE OR SUBSIDIARY OF RC.

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                                    SECTION E
                       RELATIONSHIPS WITH OTHERS INSIDE RC

RC is committed to understanding and valuing cultural diversity in the workplace and strives to treat all Associates with the utmost dignity and respect. Associates have a responsibility to treat others at work with respect and courtesy as well.

RC also believes it is the right of all Associates to work in an environment free from all types of harassment. Harassment, including sexual harassment, of Associates, job applicants, consultants, subcontractors, vendors or clients will not be tolerated. This includes, but is not limited to, use of the Internet to access, display, print or download offensive and/or inappropriate material which is strictly prohibited by RC at all times. (Please refer to the Associate Handbook for further information. Also see page 22 of this document.)

Similarly, no associate is expected to tolerate any unreasonable or objectionable behavior from clients or prospective clients. Please consult the Associate Handbook for more specific information. If any questions and/or difficult situations arise that are not addressed in the Handbook, please contact the Human Resources Department or your division head.

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                                    SECTION F
                                     HONESTY

Associates shall not knowingly make or omit any statements, orally or in writing that either explicitly or implicitly mislead, misinform or misrepresent the services the Associate or RC is capable of performing for the client, the qualifications of the Associate or RC, or the past or present investment performance of the Fund.

No false, artificial or misleading statements and/or information shall be used in any books, records, writings or publications of the Fund or RC for any reason, and no Associate shall engage in any activity that may facilitate or appear to condone such an act. In addition, transactions or financial data and entries must not be misrepresented or manipulated for the purpose of misleading.

Associates must also not knowingly make or omit statements, either orally or in writing, that either explicitly or implicitly mislead, misinform or misrepresent on employment-related documents, including expenses on expense reports or misrepresent their hours worked when completing timesheets. RC also requires Associates to adhere to the letter and spirit of any RC agreement, including those relating to software licensing, use of equipment, etc. For example, Associates may not use unauthorized software on RC equipment or may not use RC equipment for unauthorized purposes.

Furthermore, once an Associate knows he/she may be leaving employment with RC, the Associate is expected to professionally decline a request and/or decline from making a request to attend training classes, seminars or any other professional development exercise that causes RC to incur expenses that will not benefit its clients. MOREOVER, ONCE AN ASSOCIATE KNOWS HE/SHE MAY BE LEAVING EMPLOYMENT WITH RC, THE ASSOCIATE IS EXPECTED TO DECLINE PARTICIPATION IN CORPORATE STRATEGIC BUSINESS AND/OR CLIENT MEETINGS, UNLESS EXPRESS APPROVAL FROM SENIOR MANAGEMENT IS RECEIVED.

TIME REPORTING

Associates in all divisions and at all levels are responsible for accurate and timely reporting of all paid leave (e.g., vacation, sick leave, compensatory time, etc.) taken using the form and format appropriate for the position level. Associates are expected to report paid leave and all hours worked on a biweekly timesheet. (In the case of senior management, if a timesheet is not required on a biweekly basis, then an "Exception Leave Report" must be completed not later than 30 calendar days after the leave.)

Failure to accurately report paid leave and/or hours worked, is subject to disciplinary action, up to and including dismissal.

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                                    SECTION G
                          USE OF RC PROPERTY AND FUNDS

The misuse or unauthorized removal of RC-owned furnishings, equipment, supplies, and other property from any corporate facility is prohibited. This includes color printers and copiers, client lists, files, reference materials and reports, as well as computer hardware, software, and data operating or processing systems. Further, every Associate shall adhere to all copyright, patent, and licensing agreements of the material and equipment with which they work.

Assigning responsibility to or soliciting the assistance of Associates for personal matters handled during business hours is also prohibited.

It is prohibited for any Associate to establish a fund using assets or the credit of the Fund or RC or its clients, or use for any purpose any fund or asset of the Fund or RC or its clients that is not recorded in the books of the Fund or RC.

Any Associate having information or knowledge of any act that violates the above provisions or has information or knowledge of any unrecorded fund or asset, shall promptly report it to the President and CEO.

CORPORATE CREDIT CARDS

RC corporate credit cards may only be used for APPROVED BUSINESS-RELATED CHARGES and not personal charges. Associates are responsible for demonstrating and documenting, in a timely manner, appropriate business purpose for all charges incurred through the use of the card. If the card is lost or stolen, Associates have the responsibility to report it immediately. The card must be returned when requested and/or at termination of employment.

EXPENSE REIMBURSEMENT

RC will reimburse Associates for reasonable costs incurred for business-related activities. Associates are responsible for demonstrating and documenting the appropriate business purpose of the cost when seeking reimbursements.

PAYMENTS MADE BY RC

No payment on behalf of RC shall be approved or made with the intention or understanding that a part or all of such payment is to be used for any purpose other than described by the document supporting the payment. No payments shall be approved that violate any expressed or implied corporate policies.

EMPLOYMENT AND COMPENSATION

Employment with RC is At Will for no definite period and may be terminated by the Associate or RC at any time for any reason not specifically prohibited by law. Unless expressly authorized to

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do so, no Associate shall make any assurances or commitments to the contrary.
Moreover, no Associate shall make any assurances or commitments regarding future compensation matters unless specifically authorized to do so.

USE OF THE INTERNET AT WORK

The Internet is provided to Associates as a business tool. Personal use of the Internet BEFORE OR AFTER BUSINESS HOURS is permitted (see important reminder at the end of this paragraph.) Personal use of the Internet during A DESIGNATED LUNCH BREAK is also permitted IF COORDINATED WITH THE DEPARTMENT MANAGER. Because personal use of the Internet is strictly limited to specific times of the day, DAY TRADING (the daily researching, monitoring and/or execution of multiple personal investment transactions during work hours) IS ALSO PROHIBITED.

IMPORTANT REMINDER: Use of the Internet (including the viewing, displaying, sending, downloading and/or printing) involving sexually explicit or offensive materials and/or inappropriate sites (e.g., gambling) is strictly prohibited at ALL times. RC reserves the right to monitor individual use of the Internet at any time without notice. Noncompliance with the corporate policy regarding the Internet will result in disciplinary action, up to and including dismissal.

OFF-SITE USE OF RC EQUIPMENT/COMPUTERS

Before removing any RC-owned office equipment (including, but not limited to, computers, computer parts, printers, fax machines, etc.) the equipment must be formally signed out on a long-term or short-term (e.g., for overnight or weekend use for a special project) basis through Information Services and/or Administrative Services, as appropriate. Associates who are issued RC equipment for long-term off-site use must complete, sign and submit a "RC Property Record Form" before removing any equipment from the RC premises.

Associates who need to borrow RC equipment or equipment parts for short-term off-site use must complete and submit a "RC Property Pass" before removing any equipment from the premises. It is the Associate's responsibility to return all RC equipment in good condition and in a timely manner. Associates who are removing RC equipment must provide the building lobby attendant a copy of the approved Property Pass. Exceptions to this policy (e.g., regular or frequent building entry and exit with an assigned laptop) must be coordinated through Information Systems and/or Administrative Services, as appropriate.

Additional information pertaining to the policy and procedures about off-site use of RC equipment/computers will be provided to Associates under a separate cover.

RC PROPERTY AND SEPARATION OF EMPLOYMENT

All physical and intellectual property (original and reproduced) is to be returned upon separation of employment with RC. Although RC will attempt to facilitate the return of such equipment, it is

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ultimately the Associate's responsibility to make sure all equipment is returned by the last day of employment.

                                    SECTION H
             REPORTING POSSIBLE VIOLATIONS AND DISCIPLINARY ACTIONS

REPORTING POSSIBLE VIOLATIONS OF POLICIES

If you know of or suspect any conduct that you believe to be inconsistent with RC's policies or requirements of the law, you are obligated to report it to either your manager or director, RC's General Counsel, any member of the Legal Department, or to the Human Resources Department.

DISCIPLINARY ACTIONS

The matters covered in this Code are of the utmost importance to RC and RC's employers and participants and are essential to RC's ability to conduct its business in accordance with its stated values. All employees, contractors, and consultants are expected to adhere to these rules in carrying out their duties for RC.

RC will take appropriate action against any employee, contractor, or consultant whose actions are found to violate these policies or any other of RC's specific policies. Disciplinary actions may include immediate termination of employment or business relationship. Where RC or the Fund has suffered a loss, remedies will be pursued against the individuals or entities responsible. Where laws have been violated, RC will cooperate fully with the appropriate authorities. Associates in the United States should be aware that this Code of Ethics and Standards of Professional Conduct does not alter an employee's at-will relationship with RC as described in the Associate Handbook.

WHISTLEBLOWER PROTECTIONS

RC, its subsidiaries and affiliates and the Fund shall fully protect Associates who report conduct that is reasonably believed to constitute a violation of any law, rule or regulation and ensure that any such Associate shall be protected from any termination of employment, demotion, threat, harassment, or any other discrimination against such Associate in the terms or conditions of his or her employment with RC, any subsidiary or affiliate or the Fund.

REPORTS OF VIOLATIONS BY COUNSEL

In the event that an Associate serves as legal counsel to RC, any of its subsidiaries or affiliates or the Fund and becomes aware of information that would lead a reasonable attorney to believe a material violation of an applicable law, rule or regulation has occurred, is occurring, or is about to occur, the Associate shall comply with all applicable ethical obligations and laws that govern the reporting of violations of such laws by legal counsel. Unless otherwise required by law, any such Associate shall initially make a report describing the possible violation to the General Counsel or the CEO. The Associate shall take reasonable steps to document his or her reports, as well as any

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response received from the General Counsel or CEO and retain the documentation for a reasonable period of time.

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                                      III.
                          COMMON QUESTIONS AND ANSWERS

Q:    What types of gifts and gratuities are acceptable?

A:    Any gift of $100 or less in value is acceptable unless it appears the gift is being given in exchange for business and the total gift from each donor does not exceed the $100 limit per year. So for example, small office supplies, plants, inexpensive items with the vendors' insignia/logos, fruit baskets, candy, etc. are fine.

Q:    WHAT TYPES OF GIFTS AND GRATUITIES ARE UNACCEPTABLE?

A:    Any gratuity that is or even gives the appearance of being improper (e.g.
exchanging any type of compensation/gift for a business relationship of any kind).

      Also, items over $100 that are not used in the course of business are not acceptable. Examples such as jewelry, entertainment tickets, airline tickets, gift certificates, etc., are not acceptable. Special amenities or gifts provided by a vendor, consultant, etc., at a professional conference in excess of the $100 annual limit should also not be accepted.

Q: WHY HAS RC DESIGNATED $100 AS THE LIMIT ON GRATUITIES AND GIFTS? HOW DO I COMPLY WITH THAT LIMIT IN MY MARKETING EFFORTS?

A:    The $100 limit is required by NASD regulations and it generally only applies to "gifts," not expenditures made in the course of conducting business. However RC, as a corporation, has instituted limits on expenditures made in the course of conducting business as well. (In addition, the NASD limit is written to apply to only "broker/dealers" but RC has chosen to extend its application to all Associates.)

      Associates may only accept meals, entertainment or refreshments of "reasonable value" and only for the purpose of bona fide business discussions. "Reasonable value" has purposely been left vague, so as to allow Associates some flexibility. But it is also expected that this flexibility will not be abused. If you have any questions, contact your supervisor beforehand.

Q:    CAN I CONTRIBUTE TO THE STATE/LOCAL POLITICAL CAMPAIGN OF AN RC CLIENT?

A: Yes, but only if the contribution is under $200 or you have informed the Corporate Secretary and have received authorization to go over the limit. Permission to go over the limit must be obtained prior to contributing. (See "Political Activities" in Section C.) POLITICAL CONTRIBUTIONS MADE BY OFFICERS OF RC (VICE PRESIDENTS AND ABOVE) MAY ALSO BE SUBJECT TO SPECIAL RESTRICTIONS. PLEASE CONTACT THE LEGAL DEPARTMENT FOR DETAILS.

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Q:    CAN I RUN FOR POLITICAL OFFICE MYSELF?

A:    Yes, but you must provide written notification prior to becoming an
"official" candidate (e.g. before filing with the clerk's office). In addition, as a candidate, you must be careful to act as an individual and not a representative of RC or implicate RC in any way during the election process. (See "Political Activities" in Section C.)

Q: IS DISCUSSING RC CLIENTS OR BUSINESS WITH PEOPLE OUTSIDE OF THE FINANCIAL SERVICES INDUSTRY A BREACH OF CONFIDENTIALITY?

A:    Absolutely! As they say, it's a small world. You never know if an individual's personal interests overlap those of RC or its clients, even if that individual has little or nothing to do with the financial services industry.

      Furthermore, and most importantly, Associates have a significant responsibility to maintain proprietary and personal financial information in the strictest of confidence. There will be no unauthorized exceptions outside of RC to whom this information may be disclosed.

Q:    WHAT SHOULD I DO IF I AM CONTACTED BY A MEMBER OF THE PRESS?

A:    You may only do one thing - refer him/her to the Vice President of
Communications. Unless expressly and specifically authorized by the CEO, EVP/COO or VP of Communications, Associates are strictly prohibited from making any statements to the press, including confirming or denying any statement made to you. Because of the seriousness of potential damage that may result from unauthorized press statements, a breach of this policy will result in disciplinary action, up to and including termination.

Q:    MUST I REPORT A SECOND JOB?

A:    Maybe and maybe not--it depends on the nature of the job. Naturally, a position in the food service, retail sales does not need to be reported unless it hinders your work performance at RC. Your commitment to RC should be your primary employment priority. If your position requires overtime or flexible scheduling, a secondary job should not interfere with working such hours. Although you may not need to disclose a second job, work done for outside employment or personal projects on RC time and/or using RC resources is strictly prohibited.

      However, any position in a financial services, computer/information technology, investment services/securities or employee benefit organization must be reported. In addition, any position giving advice, in writing or verbally, about either finances, financial services, investments or employee benefits must be reported as well. Please use the Request for Approval of Outside Business Activity Form on pages 30 and 31.

      In addition, please note that the NASD requires all registered representatives to report all employment positions to the Legal/Compliance Department. Please submit your notification in

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writing (using the same form on pages 30 and 31) to the Legal Department prior to starting your secondary employment.

Q: WHO MUST COMPLY WITH THE INSIDER TRADING POLICY AND DISCLOSE PERSONAL FINANCIAL INFORMATION? IF IT APPLIES TO ME, WHAT DO I NEED TO DO?

A:    The purpose of this policy is not only to comply with SEC regulations but also to heighten the awareness of Associates as to the sensitive and proprietary nature of trading information. If you have access to trading information or information relating to trading that is not readily available to the public, you are probably required to comply with the Insider Trading Policy.

      A list of positions in which Associates are likely to qualify as "investment personnel" subject to certain reporting requirements and trading restrictions under the Insider Trading Policy will be maintained by the Legal Department, and such persons will be provided with specialized training on the details of the policy. If you are not sure whether this policy applies to you, please contact the Legal Department.

Q:    MY SPOUSE OWNS STOCK IN ABC CORPORATION. DO I NEED TO DISCLOSE IT?

A:    Yes, if you are an "investment personnel" under the Insider Trading Policy
AND own stock of any kind in any corporation in your name, through a joint account (with anyone else including your spouse), as trustee or custodian in which you exercise control (including for your children) or in a retirement account, then you must disclose the information on the Financial Disclosure Form.

Q:    MY SPOUSE OWNS MUTUAL FUND INVESTMENTS. DO I NEED TO DISCLOSE IT?

A:    Closed end mutual funds do need to be disclosed. Open-end mutual funds, however, are one of the limited types of investments you or your spouse do not need to disclose.

Q: I RECEIVED A COPY OF A FUN SCREEN SAVER I'D LIKE TO INSTALL ON MY COMPUTER. AM I VIOLATING RC POLICY?

A:    Yes, unless RC has purchased the license to use it. Please do not install any software, including screen savers, on your computer until you have ascertained RC has purchased a license for it and you have received express authorization from the Help Desk to install it.

Q: I NEED TO DESIGN A NEWSLETTER FOR MY CONDO ASSOCIATION. CAN I WRITE AND DESIGN IT ON MY COMPUTER? CAN I ASK A COLLEAGUE OR ASSOCIATE ON MY STAFF TO ASSIST ME? CAN I MAKE COPIES TO DISTRIBUTE?

A:    Use of your RC computer after hours is OK provided you are not using unauthorized software or any diskettes used on non-RC computers. Any risk of introducing a virus on RC's system can be very expensive and destructive. Accordingly, Associates are prohibited from using any diskette used on equipment other than RC's. IN ADDITION, ANY OUTSIDE PERSONAL PROJECTS

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MUST NOT INTERFERE WITH YOUR CURRENT JOB RESPONSIBILITIES OR INVOLVE OTHER
ASSOCIATES DURING THE WORK HOURS. (Answer continued on next page)

      Furthermore, Associates may not make any copies for distribution of something that is not directly related to RC business. In other words, any personal project written or designed on your computer after hours must be taken to an external copy center.

Q: HOW SHOULD I BE "PROACTIVE" IN PROTECTING RC'S COMPUTER EQUIPMENT AND CORPORATE INFORMATION AND DATA?

A:    There are many ways in which you can take proactive measures to secure equipment and data during the routine activities of the workday. It's your responsibility to recognize when the manner in which you or any associate is operating may jeopardize the security of either. Although some Associates will have more access to equipment and data than others will, we are all responsible to some degree.

      Some examples of ways all Associates can take proactive measures include, but are definitely not limited to:

-     keeping any portable equipment locked up when not in use;

- placing equipment or data in a location where unauthorized persons cannot take it (e.g., don't place equipment or data on airport benches, in car trunks, on table tops when you're done working with a participant, etc.);

- removing confidential information, especially participant data, from fax and copy machines when you're through using the machine;

Q: MY LAST DAY AT RC IS NEXT WEEK AND I WORKED FROM HOME ON SOME RC-RELATED DOCUMENTS. COPIES AND/OR DRAFTS OF THESE DOCUMENTS REMAIN ON MY COMPUTER AT HOME. HOW SHOULD I HANDLE THIS?

A:    First and foremost, all hard copies of documents and drafts (including any copies) should be returned before your last day. Second, any files stored on your computer should be downloaded to a diskette. The original file stored on your computer should be erased and the diskette should be delivered to your supervisor.

Q:    DOES THIS CODE APPLY TO ME AFTER I LEAVE RC?

A:    Yes. Former and current Associates alike are required to maintain the confidentiality of all client information as well as all proprietary or confidential business information. This includes all systems, system designs, marketing programs or plans, financial information and any information one would presume to be special or valuable to RC.

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N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

      Because RC takes its commitment to our clients' privacy seriously, RC reserves the right to pursue any and all available legal remedies in the event there is a breach of confidentiality by any party, including departing Associates.

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               Information Required for Insider Trading Compliance
                            FINANCIAL DISCLOSURE FORM
                              Please Read Carefully
        (Also refer to the Insider Trading Policy under separate cover.)

IN ACCORDANCE WITH FEDERAL REGULATIONS APPLICABLE TO INVESTMENT ADVISERS, AND CONSISTENT WITH A REGISTERED MUTUAL FUND ENVIRONMENT, RC HAS ESTABLISHED PROCEDURES FOR MONITORING PERSONAL SECURITIES TRANSACTIONS OF RC PERSONNEL WHO COULD HAVE ACCESS TO INSIDER INFORMATION. BY VIRTUE OF YOUR POSITION AND/OR RC RESPONSIBILITIES, YOU MAY BE SUBJECT TO THESE PROCEDURES. PLEASE REFER TO THE INSIDER TRADING POLICY UNDER SEPARATE COVER.

IF YOU QUALIFY AS "INVESTMENT PERSONNEL" UNDER THE INSIDER TRADING POLICY:

You must report all brokerage accounts you currently maintain. This should include purchases and sales of common and preferred stock, ADRs, corporate and municipal bonds, convertible securities, commodities or options or futures on commodities, option contracts and indirect obligations of the U.S. government with a remaining maturity of one year or more, joint accounts in which you have an interest, accounts for children for whom you are custodian, accounts for which you are a trustee or over which you exercise control, and retirement accounts. You do not need to report purchases or sales of Treasury bills, notes or bonds, mutual funds, CDS, transfers of securities, gifts of securities, or stock splits.

You must reply to this request, even if you maintain no applicable brokerage accounts.

Upon receipt of your response, the Compliance Department may contact the applicable broker-dealer(s) and request duplicate confirmations and statements of your account(s). If you open an account with a brokerage firm in the future, at the time you open the account you should inform your broker to send duplicate confirmations and statements to:

                        GENERAL COUNSEL/LEGAL DEPARTMENT
                           ICMA RETIREMENT CORPORATION
                     777 NORTH CAPITOL STREET, NE SUITE 600
                            WASHINGTON, DC 20002-4240

_____ I do not currently maintain any brokerage accounts, except accounts with mutual funds or accounts with only U.S. government securities.

_____ I currently maintain or exercise control over the following brokerage accounts. (Attach next page or additional sheets.)

I hereby authorize the ICMA Retirement Corporation to contact and access financial information pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.

Signature and Date _____________________________________________________________

Print Name and Title /Department _______________________________________________

                PLEASE RETURN TO THE LEGAL DEPARTMENT IMMEDIATELY

                                                                Updated: 12/2002

N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                    (Financial Disclosure Form - Page 1 of 2)

             FIRM NAME AND ADDRESS                       ACCOUNT NUMBER                      ACCOUNT NAME
------------------------------------------------- ------------------------------ --------------------------------------
------------------------------------------------- ------------------------------ --------------------------------------
------------------------------------------------- ------------------------------ --------------------------------------
------------------------------------------------- ------------------------------ --------------------------------------
------------------------------------------------- ------------------------------ --------------------------------------
------------------------------------------------- ------------------------------ --------------------------------------
------------------------------------------------- ------------------------------ --------------------------------------
------------------------------------------------- ------------------------------ --------------------------------------
------------------------------------------------- ------------------------------ --------------------------------------
------------------------------------------------- ------------------------------ --------------------------------------
------------------------------------------------- ------------------------------ --------------------------------------

_______________________________                 ________________________________
Signature                                       Date

_______________________________                 ________________________________
Print Name                                      Title and/or Department

                                                                Updated: 12/2002

N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                    (Financial Disclosure Form - Page 2 of 2)

                                                                Updated: 12/2002

N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

                              REQUEST FOR APPROVAL
                          OF OUTSIDE BUSINESS ACTIVITY

Associates are required to obtain prior written approval before engaging in certain outside business ventures. Please refer to Section D of the Standards of Professional Conduct for a complete list of qualifying activities. This form must be completed by the Associate and approved by the Human Resources and Legal Departments. A response to requests for approval may be expected within 10 business days.

1.   Activity:

2. Name and address of organization for which business activity will be performed (if applicable):

3.   Your position (title):

4.   Your responsibilities (formal and informal scope of position):

5.   When will your duties be performed (required and anticipated weekly hours)?

6.   Will you have any financial responsibility with this organization?

7.   Are you insured in any way by this organization?

8.   Are you bonded?

     (Request for Approval of Outside Business Activity Form - Page 1 of 2)

                                                                Updated: 12/2002

N-CSR CODE OF ETHICS EXHIBIT [EX-99.CODE]

9.   To whom do you report?

10.  What is your hourly/weekly compensation?

11. Using your best judgment, would there be any conflict between your work at RC and this organization? If so, what?

RC reserves the right to request additional information. In some cases further information may be required before and approval decision can be made.

Signature __________________________________

Date _______________________________________

Print Name _________________________________

Title and/or Department __________________________________________

                Please return to the Human Resources Department.

     (Request for Approval of Outside Business Activity Form - Page 2 of 2)

                                                                Updated: 12/2002